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                                                                  EXHIBIT 23(b)
                                                                  ------------



                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of The Providence Journal Company on Form S-8/S-3 of our report on the financial statements of King Holding Corp. dated February 10, 1995, appearing in the Annual Report on Form 10-K of The Providence Journal Company and Subsidiaries for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.
                                         /s/ Deloitte & Touche LLP
                                         ---------------------------
                                             Deloitte & Touche LLP


Boston, Massachusetts
April 2, 1996




























































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